Exhibit 99.1

Sabre Corporation Announces Offerings of Senior Secured Notes and Senior Exchangeable Notes

SOUTHLAKE, Texas, April 13, 2020 — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced proposed offerings (the “Offerings”) by its wholly-owned subsidiary Sabre GLBL Inc. (“Sabre GLBL”) of (1) $500,000,000 aggregate principal amount of senior secured notes (the “Secured Notes”) and (2) $250,000,000 aggregate principal amount (or $287,500,000 aggregate principal amount if the initial purchasers fully exercise their option to purchase additional notes) of senior exchangeable notes due 2025 (the “Exchangeable Notes” and together with the Secured Notes, the “Notes”). The precise timing, size and terms of the offerings are subject to market conditions and other factors. No assurance can be made that the offerings will be consummated on their proposed terms or at all. The completion of the Secured Notes offering is not contingent on the consummation of the Exchangeable Notes offering, and the completion of the Exchangeable Notes offering is not contingent on the consummation of the Secured Notes offering.

The Secured Notes will be guaranteed by Sabre Holdings Corporation and each subsidiary that borrows under or guarantees Sabre GLBL’s senior secured credit facility. The Secured Notes and the note guarantees will be secured, subject to permitted liens, by a first-priority security interest in substantially all present and hereafter acquired property and assets of Sabre GLBL and the guarantors (other than certain excluded assets).

The Exchangeable Notes will be senior, unsecured obligations of Sabre GLBL, will accrue interest payable semi-annually in arrears and will mature on April 15, 2025, unless earlier repurchased or exchanged. The Exchangeable Notes will be exchangeable at their holders’ election, under specified circumstances, into consideration based on Sabre common stock. This consideration will consist of shares of Sabre common stock, cash, or a mixture of the two at Sabre GLBL’s election. Upon any future occurrence of a “fundamental change” (as defined in the indenture governing the Exchangeable Notes), holders may require Sabre GLBL to repurchase their Exchangeable Notes at a price equal to principal amount plus accrued and unpaid interest. The interest rate, initial exchange rate and other terms of the Exchangeable Notes will be determined at the pricing of the offering. The Exchangeable Notes will be guaranteed on a senior unsecured basis by Sabre and Sabre Holdings Corporation, a wholly-owned subsidiary of Sabre.

The net proceeds from the sales of the Notes will be used for general corporate purposes.

The Secured Notes and the related note guarantees will be offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Exchangeable Notes and the related note guarantees will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes, the related note guarantees and any shares of common stock issuable upon exchange of the Exchangeable Notes have not been, and will not be, registered under the Securities Act or any state securities laws. The Notes, the related note guarantees and any such shares may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering circular. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Sabre Corporation

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfilment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believe,” “could,” “likely,” “expect,”

“plan,” “commit,” “guidance,” “outlook,” “anticipate,” “will,” “incremental,” “preliminary,” “forecast,” “continue,” “strategy,” “confidence,” “momentum,” “estimate,” “objective,” “project,” “may,” “should,” “would,” “intend,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 26, 2020, the Form 8-K filed with the SEC on April 13, 2020 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Contacts:

Media

Kristin Hays

kristin.hays@sabre.com

sabrenews@sabre.com

Investors

Kevin Crissey

kevin.crissey@sabre.com

sabre.investorrelations@sabre.com